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                                                                   Exhibit 23.3

NETHERLAND, SEWELL & ASSOCIATES, INC.

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


        We hereby consent to reference to our firm in the filing of the Registration Statement Amendment No. 2 to Form S-3 relating to the registration of securities described therein by Tesoro Petroleum Corporation in accordance with the requirements of the Securities Act of 1933, as amended, and to the references to our reserve reports relating to the reserve estimates prepared for the Company.

        We also consent to the reference to our firm under the heading of "Experts" in such Registration Statement and references to our name contained elsewhere therein.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.




                                           By:     /s/ FREDERIC D. SEWELL
                                               --------------------------------
                                               Frederic D. Sewell
                                               President

Dallas, Texas
June 22, 1994